UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2011 (December 21, 2011)

M & F WORLDWIDE CORP.

(Exact name of Registrant as specified in its charter)

Delaware	001-13780	02-0423416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 East 62nd Street, New York, New York	10065
(Address of principal executive offices)	(Zip code)

212-572-8600

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 21, 2011, pursuant to the terms of an Agreement and Plan of Merger, dated as of September 12, 2011 (the “Merger Agreement”), by and among M & F Worldwide Corp., a Delaware corporation (the “Company”), MX Holdings One, LLC, a Delaware limited liability company, MX Holdings Two, Inc., a Delaware corporation (“Merger Sub”), and, solely with respect to the sections specified therein, MacAndrews & Forbes Holdings Inc., a Delaware corporation (“Holdings”), Merger Sub was merged (the “Merger”) with and into the Company with the Company as the surviving corporation.

At the effective time of the Merger, each share of common stock, par value $0.01 per share (“Common Stock”), of the Company issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, Merger Sub, and holders who have perfected and not withdrawn a demand for appraisal rights) was converted into the right to receive $25.00 in cash, without interest (the “Merger Consideration”).

The description of the Merger Agreement and related transactions in this current report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is included as Annex A in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on November 18, 2011, and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 21, 2011, the Company notified the NYSE of the completion of the Merger and requested that trading in Common Stock be suspended and that the NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby commencing the process of delisting and deregistering the Common Stock. The Company intends to file a Form 15 to suspend its reporting obligations under Section 13(a) and 15(d) of the Exchange Act and to deregister its Common Stock under Section 12(g) of the Exchange Act as soon as practicable.

Item 3.03	Material Modification to Rights of Security Holders.

Upon completion of the Merger, each share of Common Stock, issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, Merger Sub, and holders who have perfected and not withdrawn a demand for appraisal rights) was converted into the right to receive the Merger Consideration, and such stockholders of the Company ceased to have any rights as stockholders of the Company (other than their right to receive Merger Consideration).

The information set forth in Items 2.01 and 3.01 is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon completion of the Merger on December 21, 2011, in accordance with the Merger Agreement, the directors of Merger Sub immediately before the Merger, Mr. Ronald O. Perelman and Mr. Barry F. Schwartz, became the sole directors of the surviving corporation. Accordingly, each of Philip E. Beekman, William C. Bevins, Martha L. Byorum, Charles T. Dawson, Viet D. Dinh, Theo W. Folz, General John M. Keane, Paul M. Meister, Bruce Slovin, Stephen G. Taub and Carl B. Webb ceased serving as members of the Company’s board of directors at the effective time of the Merger.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the certificate of incorporation of Merger Sub became the certificate of incorporation of the Company, as the surviving corporation in the Merger. A copy of the amended and restated certificate of incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, the bylaws of Merger Sub became the bylaws of the Company, as the surviving corporation in the Merger. A copy of the amended and restated bylaws of the Company is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the special meeting of the Company’s stockholders on December 21, 2011, the Company’s stockholders voted on a proposal to adopt the Merger Agreement.

The Merger Agreement was approved by the affirmative vote of holders of a majority of the (i) outstanding shares of Common Stock and (ii) outstanding shares of Common Stock excluding shares owned by Holdings and its affiliates.

Item 8.01    Other Events.

On December 21, 2011, the Company issued a press release announcing the consummation of the Merger. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Certificate of Incorporation of M & F Worldwide Corp.

Exhibit 3.2	Amended and Restated Bylaws of M & F Worldwide Corp.

Exhibit 99.1	Press Release issued by M & F Worldwide Corp., dated December 21, 2011.

SIGNATURE

After due inquiry and to the best of each of the undersigned’s knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated as of December 22, 2011

M & F WORLDWIDE CORP.

By:	/s/ Paul G. Savas
Name:	Paul G. Savas
Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of M & F Worldwide Corp.

3.2	Amended and Restated Bylaws of M & F Worldwide Corp.

99.1	Press Release issued by M & F Worldwide Corp., dated December 21, 2011.